Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-186910, 333-189512, 333-225392, 333-260228 and 333-266266) and on Form S-3 (333-261539, 333-180317) of MVB Financial Corp. and its subsidiaries of our report dated April 1, 2022, relating to the financial statements of OneTrust International LLC appearing in this Current Report on Form 8-K/A dated December 15, 2022.

/s/ Marcelo Gutiérrez Suárez, CPA
San Juan, Puerto Rico
December 15, 2022